Exhibit 99.1

Mallinckrodt plc Reports Second Quarter 2024 Financial Results and Raises Full Year Guidance

Achieves Second Quarter Net Sales of $514.3 Million, Reflecting 8.3% Year-Over-Year Growth on a Reported Basis and 8.4% on a Constant Currency Basis

Reports Net Loss of $43.3 Million, Reflecting a 94.2% Year-Over-Year Improvement; Delivers Adjusted EBITDA of $174.0 Million, Reflecting 20.8% Year-Over-Year Growth

Raises Full Year Net Sales Guidance Range to $1.9 Billion to $2.0 Billion and
Adjusted EBITDA Guidance Range to $585 Million to $615 Million

Launches Acthar® Gel (repository corticotropin injection) Single-Dose Pre-filled SelfJect™ Injector

Reached Agreement to Sell Therakos® Business for $925 Million; Net Proceeds to
Reduce Net Debt by More Than 50%

DUBLIN, August 6, 2024 – Mallinckrodt plc (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported its financial results for the second quarter ended June 28, 2024.1

“Our second quarter results reflect continued positive momentum across the business as we again delivered net sales and Adjusted EBITDA growth and achieved meaningful milestones,” said Siggi Olafsson, President and Chief Executive Officer. “In Specialty Generics, we reported our sixth consecutive quarter of double-digit net sales growth, driven by our relentless focus on consistently delivering high-quality products in a marketplace facing persistent and ongoing disruptions. In Specialty Brands, we recently launched our new Acthar Gel (repository corticotropin injection) Single-Dose Pre-filled SelfJect Injector, and we are excited to bring this user-friendly administration option for patients in need. We progressed the rollout of our INOmax® EVOLVE™ DS delivery system. We are pleased with the positive feedback we are receiving from pilot hospitals and look forward to the commercial rollout of this device in the third quarter. We also continued the ongoing launch of Terlivaz®, with a focus on expanding adoption. In all, our performance demonstrates that we are successfully executing on the plan we laid out to stabilize the base business and position Mallinckrodt for steady growth. I thank our teams for their focused execution and unwavering commitment to Mallinckrodt and our stakeholders.”

Mr. Olafsson continued, “Yesterday we announced a definitive agreement to sell the Therakos business to CVC Capital Partners, one of the world’s leading investment firms. This transaction advances Mallinckrodt’s strategic priorities to optimize the capital structure and focus on our core areas of expertise.”

Second Quarter 2024 Financial Results1

Mallinckrodt’s net sales in the second quarter of 2024 were $514.3 million, as compared to $475.0 million in the second quarter of 2023. This reflects an increase of 8.3% on a reported and constant currency basis.

The Company’s Specialty Brands segment reported net sales of $274.5 million, as compared to $280.1 million in the second quarter of 2023. This reflects a decrease of 2.0% on a reported basis and 1.9% on a constant currency basis, primarily due to continued competition from alternative nitric oxide products on INOmax, partially offset by continued demand stabilization for Acthar Gel, the launch of Terlivaz and the continued strength of Therakos.

Mallinckrodt’s Specialty Generics segment reported year-over-year net sales growth of 23.0% in the second quarter of 2024. These results were driven by the Company’s continuing track record as a reliable and consistent producer of high-quality products amidst ongoing market shortages due to quality and other disruptions.

1 As a result of emerging from Chapter 11, the three and six months ended June 30, 2023 reflect the Predecessor period, while the three and six months ended June 28, 2024 reflect the Successor period. Please see “Predecessor and Successor Periods” below for further information.

The Company’s net loss for the second quarter was $43.3 million, as compared to a net loss of $747.8 million in the second quarter of 2023, an improvement of 94.2%.

Mallinckrodt’s Adjusted EBITDA in the second quarter of 2024 was $174.0 million, as compared to $144.0 million in the second quarter of 2023, an increase of 20.8%. This increase was driven by continued strength in the Specialty Generics segment, as well as continued stabilization in Acthar Gel and growth in Therakos, partially offset by the impact of competition.

Adjusted gross profit as a percentage of net sales was 65.2% for the second quarter, as compared to 62.8% for the second quarter of 2023.

Mallinckrodt's cash balance at the end of the second quarter of 2024 was $291.1 million. Total outstanding principal debt was $1.64 billion, and outstanding net debt was $1.35 billion.

Six Month 2024 Results1

Mallinckrodt’s net sales were $982.1 million for the six months ended June 28, 2024, as compared to $899.6 million for the six months ended June 30, 2023. This reflects an increase of 9.2%.

The Company recorded a net loss of $108.7 million for the six months ended June 28, 2024, as compared to $997.1 million for the six months ended June 30, 2023.

Mallinckrodt's Adjusted EBITDA was $318.9 million for the six months ended June 28, 2024, as compared to $267.5 million for the six months ended June 30, 2023, an increase of 19.2%.

Second Quarter 2024 Business Segment Update

Specialty Brands Segment

Acthar Gel reported net sales of $117.7 million in the second quarter, representing an increase of 0.8% versus the prior year quarter. Acthar Gel growth for the second consecutive quarter was driven by continued demand stabilization and positive prescriber momentum in the category, reflecting the continued prescriber and patient need. The Company recently launched SelfJect – a new Acthar Gel option to manage challenging chronic and acute inflammatory and autoimmune conditions – underscoring Mallinckrodt’s continued investment to modernize the brand for patients. In light of continued stabilization in the brand, the Company now expects fiscal 2024 Acthar Gel net sales to grow in the low to mid-single-digits.

Terlivaz reported net sales of $5.3 million in the second quarter as its ongoing launch continued. While uptake has been slower than anticipated, the Company remains focused on expanding adoption of Terlivaz as the preferred first-line treatment for HRS patients with rapid reduction of kidney function through early patient identification and physician education.

INOmax (nitric oxide) gas net sales in the second quarter of 2024 were impacted by competitive pressures in the U.S. Mallinckrodt progressed the rollout of the INOmax EVOLVE DS Delivery and continues to receive positive feedback from pilot hospitals. The Company anticipates a commercial rollout of INOmax EVOLVE in the third quarter of 2024 and remains optimistic about the benefits the system’s enhanced automation and streamlined design can deliver to NICU patients.

Therakos net sales were $67.2 million, representing an increase of 6.8% on a reported basis and 7.0% on a constant currency basis, meeting the Company’s current expectations of mid-single-digit growth. With strong performance in the U.S., successful recent geographic expansion and consistent demand, Mallinckrodt continues to expect mid-single-digit net sales growth for 2024.

On August 5, 2024, the Company announced it had entered into a definitive agreement2 with CVC Capital Partners (“CVC”) under which CVC will acquire the Therakos business for a purchase price of $925 million, subject to customary adjustments. The transaction is expected to close in the fourth quarter of 2024, subject to regulatory approvals and other customary
2 CVC also made an irrevocable commitment to acquire the shares of the French company operating the Therakos business, Therakos (France) SAS. The definitive agreement with CVC in relation to the shares of Therakos (France) SAS will become effective after satisfaction of local information requirements.

closing conditions. Mallinckrodt intends to use net proceeds from the transaction to reduce its net debt by more than 50%.

Specialty Generics Segment

The Specialty Generics segment reported year-over-year net sales growth of 23.0% in the second quarter of 2024. These results build on the Company’s track record of consistent strong growth in Specialty Generics, underscoring that Mallinckrodt plays a key role in delivering consistent, high-quality products amidst ongoing market shortages.

Please see “Non-GAAP Financial Measures” included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the second quarter.

Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2024 to be filed with the U.S. Securities and Exchange Commission (“SEC”) for additional information.

2024 Financial Guidance Update2

For the full-year 2024, Mallinckrodt raises its net sales and Adjusted EBITDA guidance:3

	Updated 2024 Guidance	Prior 2024 Guidance
Total Net Sales	$1.9 billion to $2.0 billion	$1.8 billion to $1.9 billion
Adjusted EBITDA	$585 million to $615 million	$520 million to $560 million
The Company does not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including Adjusted EBITDA, adjusted gross profit, adjusted selling, general, and administrative (“SG&A”) expenses, adjusted research and development (“R&D”) expenses, net sales growth (loss) on a constant-currency basis, and net debt, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations.

3 Full-year 2024 guidance does not incorporate the impact from the Therakos divestiture, which is expected to occur in fourth quarter of 2024.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization from intangible assets and right-of use asset resulting from finance leases; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; liabilities management and separation costs; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.

Adjusted gross profit, adjusted SG&A expenses and adjusted R&D expenses represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, the aforementioned items in the Adjusted EBITDA paragraph. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A expenses.

Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Net debt of $1,352.4 million as of June 28, 2024, reflects $1,643.5 million in total debt outstanding on a GAAP basis less $291.1 million in cash and cash equivalents (unrestricted cash) on a GAAP basis.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance and liquidity. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results presented in this press release include Successor and Predecessor periods. The Successor period runs for the three and six months ended June 28, 2024, while the Predecessor period is for the three and six months ended June 30, 2023. We do not believe that reviewing the results of the Successor period in isolation would be useful in identifying trends in or reaching conclusions regarding our overall operating performance. Management believes that our key performance metrics such as net sales and segment results of operations for the three and six months ended June 28, 2024 (Successor) provide a meaningful comparison and are useful in identifying current business trends when compared to the three and six months ended June 30, 2023 (Predecessor).

Mallinckrodt’s results of operations as reported in its unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The comparison of the Predecessor and Successor periods for the periods presented here is not in accordance with GAAP. However, the Company believes that the comparison is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, the ongoing strategic review, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the parties’ ability to satisfy the conditions to the divestiture of the Therakos business, including required regulatory approvals, and the ability to complete the divestiture on the anticipated timeline or at all; the potential impact of the divestiture on our businesses and the risk that consummating the divestiture may be more difficult, time-consuming and costly than expected; changes in Mallinckrodt’s board of directors, business strategy and performance; Mallinckrodt’s evaluation of the assets across its portfolio, and its related pursuit of any divestiture opportunities including completion of the sale of Therakos; the exercise of contingent value rights by the Opioid Master Disbursement Trust II (the “Trust”); Mallinckrodt’s repurchases of debt securities; the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings, as well as perceptions of the Company's increased performance and credit risks associated with its constrained liquidity position and capital structure; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the emergence from the 2023 bankruptcy proceedings was successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt's business plan; Mallinckrodt’s capital structure since its emergence from the 2023 bankruptcy proceedings; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) Single-Dose Pre-filled SelfJect™ Injector and the INOmax Evolve platform; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from prior or future restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; actions taken by third parties, including the Company's creditors, the Trust and other stakeholders; Mallinckrodt’s variable rate indebtedness; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt were to cease to be a reporting company in the United States; the comparability of

Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings.

The “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023, Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2024, Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2024, to be filed with the SEC, and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Mallinckrodt's (www.mallinckrodt.com), identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

CONTACTS

Investor Relations
Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2024.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Three Months Ended June 28, 2024		Three Months Ended June 30, 2023
		Percent of Net sales		Percent of Net sales
Net sales	$514.3	100.0%	$475.0	100.0%
Cost of sales	319.3	62.1	370.1	77.9
Gross profit	195.0	37.9	104.9	22.1
Selling, general and administrative expenses	127.9	24.9	122.4	25.8
Research and development expenses	29.2	5.7	29.0	6.1
Restructuring charges, net	0.2	—	(0.2)	—
Liabilities management and separation costs	10.3	2.0	10.3	2.2
Operating income (loss)	27.4	5.3	(56.6)	(11.9)
Interest expense	(59.4)	(11.5)	(162.6)	(34.2)
Interest income	6.0	1.2	4.7	1.0
Other expense, net	(3.5)	(0.7)	(1.2)	(0.3)
Reorganization items, net	—	—	(4.0)	(0.8)
Loss from continuing operations before income taxes	(29.5)	(5.7)	(219.7)	(46.3)
Income tax expense	13.9	2.7	528.1	111.2
Loss from continuing operations	(43.4)	(8.4)	(747.8)	(157.4)
Income from discontinued operations, net of income taxes	0.1	—	—	—
Net loss	$(43.3)	(8.4)%	$(747.8)	(157.4)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(2.20)		$(56.74)
Income from discontinued operations	0.01		—
Net loss	$(2.20)		$(56.74)
Weighted-average number of shares outstanding
Basic and diluted	19.7		13.2

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor
	Three Months Ended June 28, 2024				Three Months Ended June 30, 2023
	Gross profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA
Net loss	$195.0	$127.9	$29.2	$(43.3)	$104.9	$132.7	$29.0	$(747.8)
Adjustments:
Interest expense, net	—	—	—	53.4	—	—	—	157.9
Income tax expense	—	—	—	13.9	—	—	—	528.1
Depreciation	8.0	(0.4)	(0.3)	8.7	9.7	(1.6)	(0.5)	11.8
Amortization	23.4	—	—	23.4	129.3	—	—	129.3
Restructuring and related charges, net	—	—	—	0.2	—	—	—	(0.2)
Income from discontinued operations	—	—	—	(0.1)	—	—	—	—
Change in contingent consideration fair value	—	(0.7)	—	0.7	—	7.5	—	(7.5)
Change in derivative asset & liabilities fair value	—	—	—	0.2	—	—	—	—
Liabilities management and separation costs (1)	—	—	—	10.3	—	(10.3)	—	10.3
Unrealized loss on equity investment	—	—	—	4.3	—	—	—	1.2
Reorganization items, net (2)	—	3.3	—	(3.3)	—	—	—	4.0
Share-based compensation	0.1	(3.2)	(0.1)	3.4	—	(2.6)	(0.1)	2.7
Fresh-start inventory-related expense (3)	108.6	—	—	108.6	54.2	—	—	54.2
Recovery of bad debt - customer bankruptcy	—	6.4	—	(6.4)	—	—	—	—
As adjusted:	$335.1	$133.3	$28.8	$174.0	$298.1	$125.7	$28.4	$144.0
(1)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the three months ended June 28, 2024 (Successor), as well as professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its pre-bankruptcy evaluation of its financial situation and related discussions with its stakeholders during the three months ended June 30, 2023 (Predecessor).
(2)As of December 30, 2023, professional fees directly related to the 2023 bankruptcy proceedings that were previously reflected as reorganization items, net, are classified within SG&A expenses.
(3)Represents $109.1 million of fair-value step up expense and $0.5 million of fresh-start inventory-related income during the three months ended June 28, 2024 (Successor), and $54.2 million of inventory fair-value step up expense during the three months ended June 30, 2023 (Predecessor).

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended June 28, 2024	Three Months Ended June 30, 2023
Specialty Brands (1)	$15.7	$61.6
Specialty Generics (2)	62.4	35.1
Segment operating income	78.1	96.7
Unallocated amounts:
Corporate and unallocated expenses (3)	(11.1)	0.6
Depreciation and amortization	(32.1)	(141.1)
Share-based compensation	(3.4)	(2.7)
Restructuring charges, net	(0.2)	0.2
Liabilities management and separation costs (4)	(10.3)	(10.3)
Recovery of bad debt - customer bankruptcy	6.4	—
Operating income (loss)	$27.4	$(56.6)
(1)Includes $76.5 million and $43.3 million of inventory fair-value step-up expense during the three months ended June 28, 2024 (Successor) and the three months June 30, 2023 (Predecessor), respectively.
(2)Includes $32.6 million and $11.0 million of inventory fair-value step-up expense during the three months ended June 28, 2024 (Successor) and the three months June 30, 2023 (Predecessor), respectively. Additionally, the three months ended June 28, 2024 (Successor) included $0.5 million of fresh-start inventory-related income.
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the three months ended June 28, 2024 (Successor). Represents costs included in SG&A expenses, primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its ongoing evaluation of its financial situation and related discussions with its stakeholders during the three months ended June 30, 2023 (Predecessor).

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended June 28, 2024	Three Months Ended June 30, 2023	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands	$274.5	$280.1	(2.0)%	(0.1)%	(1.9)%
Specialty Generics	239.8	194.9	23.0	—%	23.0
Net sales	$514.3	$475.0	8.3%	(0.1)%	8.4%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended June 28, 2024	Three Months Ended June 30, 2023	Percent change	Currency impact	Constant-currency growth (loss)
Specialty Brands
Acthar Gel	$117.7	$116.8	0.8%	—%	0.8%
INOmax	66.4	76.9	(13.7)	—	(13.7)
Therakos	67.2	62.9	6.8	(0.2)	7.0
Amitiza	15.3	18.6	(17.7)	—	(17.7)
Terlivaz	5.3	3.4	55.9	—	55.9
Other	2.6	1.5	73.3	—	73.3
Specialty Brands Total	274.5	280.1	(2.0)	(0.1)	(1.9)

Specialty Generics
Opioids	95.2	72.1	32.0	—	32.0
ADHD	41.8	19.0	120.0	—	120.0
Addiction treatment	21.0	16.1	30.4	(0.1)	30.5
Other	3.6	2.4	50.0	—	50.0
Generics	161.6	109.6	47.4	—	47.4
Controlled substances	26.4	20.9	26.3	—	26.3
APAP	47.3	59.8	(20.9)	—	(20.9)
Other	4.5	4.6	(2.2)	—	(2.2)
API	78.2	85.3	(8.3)	—	(8.3)
Specialty Generics	239.8	194.9	23.0	—	23.0
Net sales	$514.3	$475.0	8.3%	(0.1)%	8.4%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Six Months Ended June 28, 2024		Six Months Ended June 30, 2023
		Percent of Net sales		Percent of Net sales
Net sales	$982.1	100.0%	$899.6	100.0%
Cost of sales	623.1	63.4	744.9	82.8
Gross profit	359.0	36.6	154.7	17.2
Selling, general and administrative expenses	264.8	27.0	240.4	26.7
Research and development expenses	57.1	5.8	57.3	6.4
Restructuring charges, net	10.4	1.1	1.0	0.1
Liabilities management and separation costs	17.0	1.7	15.2	1.7
Operating income (loss)	9.7	1.0	(159.2)	(17.7)
Interest expense	(118.5)	(12.1)	(324.6)	(36.1)
Interest income	12.8	1.3	9.4	1.0
Other expense, net	0.2	—	(15.8)	(1.8)
Reorganization items, net	—	—	(9.6)	(1.1)
Loss from continuing operations before income taxes	(95.8)	(9.8)	(499.8)	(55.6)
Income tax expense	13.2	1.3	497.3	55.3
Loss from continuing operations	(109.0)	(11.1)	(997.1)	(110.8)
Income from discontinued operations, net of income taxes	0.3	—	—	—
Net loss	$(108.7)	(11.1)%	$(997.1)	(110.8)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(5.53)		$(75.68)
Income from discontinued operations	0.02		—
Net loss	$(5.52)		$(75.68)
Weighted-average number of shares outstanding:
Basic and diluted	19.7		13.2

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor
	Six Months Ended June 28, 2024				Six Months Ended June 30, 2023
	Gross profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA
Net loss	$359.0	$264.8	$57.1	$(108.7)	$154.7	$255.6	$57.3	$(997.1)
Adjustments:
Interest expense, net	—	—	—	105.7	—	—	—	315.2
Income tax expense	—	—	—	13.2	—	—	—	497.3
Depreciation	17.4	(0.9)	(0.7)	19.0	18.6	(4.1)	(1.0)	23.7
Amortization	48.2	—	—	48.2	262.5	—	—	262.5
Restructuring and related charges, net	—	2.5	—	7.9	—	—	—	1.0
Income from discontinued operations	—	—	—	(0.3)	—	—	—	—
Change in contingent consideration fair value	—	(2.1)	—	2.1	—	7.1	—	(7.1)
Change in derivative asset & liabilities fair value	—	—	—	4.0	—	—	—	—
Liabilities management and separation costs (1)	—	—	—	17.0	—	(15.2)	—	15.2
Unrealized (gain) loss on equity investment	—	—	—	(2.7)	—	—	—	16.3
Reorganization items, net	—	(4.7)	—	4.7	—	—	—	9.6
Share-based compensation	0.1	(5.0)	(0.2)	5.3	—	(5.1)	(0.2)	5.3
Fresh-start inventory-related expense (2)	209.9	—	—	209.9	125.6	—	—	125.6
Recovery of bad debt - customer bankruptcy	—	6.4	—	(6.4)	—	—	—	—
As adjusted:	$634.6	$261.0	$56.2	$318.9	$561.4	$238.3	$56.1	$267.5
(1)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the three months ended June 28, 2024 (Successor), as well as professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its pre-bankruptcy evaluation of its financial situation and related discussions with its stakeholders and professional fees and costs incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the Chapter 11 cases in 2022 during the three months ended June 30, 2023 (Predecessor).
(2)Represents $212.4 million of fair-value step up expense and $2.5 million of fresh-start inventory-related income during the six months ended June 28, 2024 (Successor), and $125.6 million of inventory fair-value step up expense during the six months ended June 30, 2023 (Predecessor).

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Six Months Ended June 28, 2024	Six Months Ended June 30, 2023
Specialty Brands (1)	$45.6	$94.0
Specialty Generics (2)	100.6	67.9
Segment operating income	146.2	161.9
Unallocated amounts:
Corporate and unallocated expenses (3)	(43.0)	(13.4)
Depreciation and amortization	(67.2)	(286.2)
Share-based compensation	(5.3)	(5.3)
Restructuring charges, net	(10.4)	(1.0)
Liabilities management and separation costs (4)	(17.0)	(15.2)
Recovery of bad debt - customer bankruptcy	6.4	—
Operating income (loss)	$9.7	$(159.2)
(1)Includes $148.5 million and $104.4 million of inventory fair-value step-up expense during the six months ended June 28, 2024 (Successor) and the six months June 30, 2023 (Predecessor), respectively.
(2)Includes $63.9 million and $21.3 million of inventory fair-value step-up expense during the six months ended June 28, 2024 (Successor) and the six months June 30, 2023 (Predecessor), respectively. Additionally, the six months ended June 28, 2024 (Successor) included $2.5 million of fresh-start inventory-related income.
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to our reportable segments.
(4)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the six months ended June 28, 2024 (Successor). Represents costs included in SG&A expenses, primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its ongoing evaluation of its financial situation and related discussions with its stakeholders and professional fees and costs incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the Chapter 11 cases in 2022 during the six months ended June 30, 2023 (Predecessor).

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Six Months Ended June 28, 2024	Six Months Ended June 30, 2023	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands	$531.8	$532.1	(0.1)%	—%	(0.1)%
Specialty Generics	450.3	367.5	22.5	—	22.5
Net sales	$982.1	$899.6	9.2%	—%	9.2%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measures
	Six Months Ended June 28, 2024	Six Months Ended June 30, 2023	Percent change	Currency impact	Constant-currency growth (loss)
Specialty Brands
Acthar Gel	$220.5	$198.8	10.9%	—%	10.9%
INOmax	136.6	159.6	(14.4)	—	(14.4)
Therakos	125.4	121.6	3.1	0.1	3.0
Amitiza	34.7	43.1	(19.5)	—	(19.5)
Terlivaz	11.3	5.6	101.8	—	101.8
Other	3.3	3.4	(2.9)	—	(2.9)
Specialty Brands Total	531.8	532.1	(0.1)	—	(0.1)

Specialty Generics
Opioids	177.1	134.3	31.9	—	31.9
ADHD	73.5	41.4	77.5	—	77.5
Addiction treatment	36.4	31.7	14.8	—	14.8
Other	5.1	4.2	21.4	—	21.4
Generics	292.1	211.6	38.0	—	38.0
Controlled substances	49.3	39.4	25.1	—	25.1
APAP	99.0	106.2	(6.8)	—	(6.8)
Other	9.9	10.3	(3.9)	—	(3.9)
API	158.2	155.9	1.5	—	1.5
Specialty Generics	450.3	367.5	22.5	—	22.5
Net sales	$982.1	$899.6	9.2%	—%	9.2%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor
	June 28, 2024	December 29, 2023
Assets
Current Assets:
Cash and cash equivalents	$291.1	$262.7
Accounts receivable, net	395.3	377.5
Inventories	808.9	982.7
Prepaid expenses and other current assets	156.9	138.9
Total current assets	1,652.2	1,761.8
Property, plant and equipment, net	346.5	321.7
Intangible assets, net	560.3	608.4
Deferred income taxes	784.7	801.0
Other assets	230.3	240.7
Total Assets	$3,574.0	$3,733.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$6.5	$6.5
Accounts payable	86.0	100.4
Accrued payroll and payroll-related costs	58.9	82.8
Accrued interest	17.1	20.1
Acthar Gel-Related Settlement	21.3	21.5
Accrued and other current liabilities	292.2	269.9
Total current liabilities	482.0	501.2
Long-term debt	1,739.8	1,755.9
Acthar Gel-Related Settlement	117.2	128.5
Pension and postretirement benefits	39.9	40.6
Environmental liabilities	34.6	35.1
Other income tax liabilities	20.4	19.6
Other liabilities	91.6	92.5
Total Liabilities	2,525.5	2,573.4
Shareholders' Equity:
Ordinary A shares, €1.00 par value, 25,000 authorized; none issued and outstanding	—	—
Ordinary shares, $0.01 par value, 500,000,000 authorized	0.2	0.2
Additional paid-in capital	1,199.9	1,194.6
Accumulated other comprehensive (loss) income	(4.7)	3.6
Retained deficit	(146.9)	(38.2)
Total Shareholders' Equity	1,048.5	1,160.2
Total Liabilities and Shareholders' Equity	$3,574.0	$3,733.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor	Predecessor
	Six Months Ended June 28, 2024	Six Months Ended June 30, 2023
Cash Flows From Operating Activities:
Net loss	$(108.7)	$(997.1)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	67.2	286.2
Share-based compensation	5.3	5.3
Deferred income taxes	16.3	475.5
Non-cash (amortization) accretion expense	(2.1)	138.6
Other non-cash items	5.8	16.8
Changes in assets and liabilities:
Accounts receivable, net	(18.6)	14.4
Inventories	161.6	75.7
Accounts payable	(11.5)	(24.5)
Income taxes	(5.9)	159.4
Acthar-Gel-Related Settlement	(21.4)	(16.5)
Other	(41.0)	(12.8)
Net cash from operating activities	47.0	121.0
Cash Flows From Investing Activities:
Capital expenditures	(50.9)	(26.3)
Proceeds from debt and equity securities	22.6	—
Other	0.7	0.7
Net cash from investing activities	(27.6)	(25.6)
Cash Flows From Financing Activities:
Repayment of debt	(4.4)	(22.0)
Repurchase of shares	—	(0.1)
Other	(0.2)	—
Net cash from financing activities	(4.6)	(22.1)
Effect of currency rate changes on cash	(2.2)	(1.1)
Net change in cash, cash equivalents and restricted cash	12.6	72.2
Cash, cash equivalents and restricted cash at beginning of period	343.4	466.7
Cash, cash equivalents and restricted cash at end of period	$356.0	$538.9

Cash and cash equivalents at end of period	$291.1	$480.6
Restricted cash included in prepaid expenses and other current assets at end of period	23.6	22.7
Restricted cash included in other long-term assets at end of period	41.3	35.6
Cash, cash equivalents and restricted cash at end of period	$356.0	$538.9